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                                                                   Exhibit 10.20

                           PEABODY ENERGY CORPORATION
                EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

                       NONQUALIFIED STOCK OPTION AGREEMENT

         THIS AGREEMENT (the "Agreement"), dated as of ______________, 20__ is made between PEABODY ENERGY CORPORATION, a Delaware corporation (the "Company") and the undersigned director of the Company (the "Participant").

         WHEREAS, the Company wishes to afford the Participant the opportunity to purchase shares of its $.01 par value common stock ("Stock");

         WHEREAS, the Company wishes to carry out the Peabody Energy Corporation Equity Incentive Plan for Non-Employee Directors (the "Plan"), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

         WHEREAS, the Board (as hereinafter defined), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the nonqualified stock option (the "Option") provided herein to the Participant as an incentive for increased efforts during the Participant's term as a director of the Company, and has advised the Company thereof and instructed its officers to issue the said Option.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties do hereby agree as follows:

         1. Terms of Award. The following words and phrases used in the Agreement shall have the meanings set forth in this paragraph 1:

         (a)      The "Participant" is ______________________.

         (b)      The "Grant Date" is ______________________.

         (c) The number of "Covered Shares" is ______________________ shares of Stock.

         (d)      The "Exercise Price" is $__________ per share.

Other words and phrases used in the Agreement are defined in the Plan or elsewhere in the Agreement. Except where the context clearly implies or indicates the contrary, a word, term or phrase used in the Plan is similarly used in the Agreement.

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         2.       Nonqualified Stock Option. The Option is a nonqualified stock option and is not intended to constitute an "incentive stock option" as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended.

         3.       Date of Exercise.

                  (a) Subject to the terms of paragraph 3(b) and the limitations of this Agreement, the Option shall become exercisable in three annual installments, commencing on the first anniversary of the Grant Date, as follows:

                           (i) The Option shall become exercisable with respect to one-third (1/3) of the Covered Shares (rounded down to the nearest whole share) on the first anniversary of the Grant Date.

                           (ii) The Option shall become exercisable with respect to an additional one-third (1/3) of the Covered Shares (rounded down to the nearest whole share) on the second anniversary of the Grant Date.

                           (iii) The Option shall become exercisable with respect to the balance of the Covered Shares on the third anniversary of the Grant Date.

                  (b) Notwithstanding the terms of paragraph 3(a) but otherwise subject to the limitations of this Agreement, the Option shall become fully exercisable upon a Change in Control (as defined in the Plan).

         4. Expiration. The Option shall not be exercisable after the Company's close of business on the last business day that occurs prior to the Expiration Date. The "Expiration Date" shall be the earliest to occur of:

         (a)      the ten (10) year anniversary of the Grant Date;

         (b) the ninety (90) day anniversary of such Date of Termination if the Date of Termination occurs by reason of (i) termination by the Company with Cause or (ii) termination by the Participant without the consent of the Board; or

         (c) the five (5) year anniversary of such Date of Termination if the Date of Termination occurs by reason of (i) termination by the Company without Cause, (ii) termination by the Participant with the consent of the Board, (iii) Disability, or (iv) death.

 If the Date of Termination occurs due to any reason described in paragraph 4(b) above, the portion of the Option that is not exercisable shall be immediately forfeited. If the Date of Termination occurs due to any reason described in paragraph 4(c) above, the Option shall continue to become exercisable in accordance with paragraph 3 above. Notwithstanding the foregoing, if the Participant dies within five (5) years following the Date of Termination and the Option has not already expired, the Option shall be exercisable for two (2) years after the Participant's death or until the five (5) year anniversary of the Date of Termination, if longer, but

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in no event shall the Option be exercisable following the ten (10) year anniversary of the Grant Date.

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         5.       Method of Option Exercise. Subject to the terms of this
Agreement and the Plan, the Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the Company's close of business on the last business day that occurs prior to the Expiration Date. Such notice shall specify the number of shares of Stock which the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Participant's election. Payment shall be by (a) cash, (b) check payable to the Company, (c) by delivery of shares of Stock that have been beneficially owned by the Participant for at least six (6) months before the date of exercise ("Mature Stock") or (d) any combination of the foregoing. The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of the New York Stock Exchange. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules and regulations by making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

         6. Withholding. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes, if any. At the election of the Participant, and subject to such rules and limitations as may be established by the Board from time to time, such withholding obligations, if any, may be satisfied through the surrender of Mature Stock.

         7. Transferability. Except as otherwise provided in this paragraph 7, the Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution and during the Participant's life may only be exercised by the Participant. However, the Participant may transfer the Option to (a) one or more of the Participant's Family Members; (b) one or more trusts for the benefit of the Participant and/or one or more Family Members; or (c) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the Participant and Family Members exceed eighty percent (80%) of all interests (each a "Permitted Transferee"). In the event of the death of the Participant, the Option may be exercised only by the Permitted Transferee, the executor or administrator of the Participant's estate or the person or persons to whom the Participant's rights passed by will or the laws of descent and distribution and only to the extent that the Participant or the Permitted Transferee was entitled to exercise the Option at the date of the Participant's death.

         8.       Definitions.

         (a) Board. The term "Board" shall mean the Board of Directors of Peabody Energy Corporation.

         (b) Cause. The term "Cause" shall mean (i) the willful and continued failure by the Participant to substantially perform the duties as required of a director of the Company, (ii) any willful fraud or dishonesty of the Participant involving the property or business of the Company, or (iii) the Participant's conviction of, or plea of nolo contendere to, any felony; provided that with respect to clauses (i) or (ii) above, the Participant shall have 10 days following written notice of the conduct which is the basis for the potential termination for Cause within which to cure such conduct in order to prevent termination for Cause by the Company.

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         (c)      Date of Termination. The "Date of Termination" shall be the first day occurring on or after the Grant Date on which the Participant ceases to be a director of the Company, regardless of the reason for such cessation.

         (d) Disability. The term "Disability" shall mean a medically determinable physical or mental impairment that causes the Participant to be unable to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Board, is expected to have a duration of not less than 120 days.

         (e) Family Member. The term "Family Member" shall mean any one of the Participant's spouse, children or grandchildren.

         9. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

         10. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Board, and the Board shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Board and any decision made by it with respect to the Agreement is final and binding on all persons.

         11. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Board from time to time pursuant to the Plan.

         12. No Right to Continue as a Director. Neither the Plan nor this Agreement shall constitute or be evidence of any agreement, express or implied, that the Participant has a right to continue as a director of the Company for any period of time, or at any particular compensation.

         13. Notice. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

         14. No Rights as a Stockholder. The Participant shall not have any rights of a stockholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

         15. Amendment. This Agreement may be amended by written agreement of the Participant and the Company, without the consent of any other person.

         16. Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement shall be resolved by arbitration. Arbitrators shall be selected, and arbitration shall be conducted, in accordance with the rules of the American Arbitration Association.

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         17.      Governing Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

         IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

                                         PARTICIPANT

                                         ______________________________________

                                         PEABODY ENERGY CORPORATION

                                         By:    _______________________________
                                         Its:   _______________________________

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